Exhibit 2.1.3

150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200

August 29, 2018

Gladstone Investment Corporation

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

Re:	Sale of Shares of Common Stock of Gladstone Investment Corporation Pursuant to the Sales Agreements

Ladies and Gentlemen:

We have served as counsel to Gladstone Investment Corporation, a Delaware corporation (the “Company”) and a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), in connection with certain matters relating to the registration by the Company of shares of its Common Stock, par value $0.001 per share (the “Shares”) of up to $35,000,000, covered by the Company’s Registration Statement on Form N-2 (File Number 333-225447) as initially filed on June 5, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and all amendments and supplements thereto and any replacement registration statements with respect to the Shares filed pursuant to the 1933 Act (the “Registration Statement”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement;

2. The Prospectus, dated July 13, 2018, as supplemented by a Prospectus Supplement, dated August 29, 2018 (the “Prospectus Supplement”), in each case filed with the Commission pursuant to Rule 497 of the General Rules and Regulations promulgated under the 1933 Act;

3. The amended and restated certificate of incorporation of the Company, certified by the Secretary of State of the State of Delaware on August 21, 2018 (the “Certificate of Incorporation”);

4. The amended and restated bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

5. The Controlled Equity OfferingSM Agreement, dated February 22, 2018, by and among the Company, Gladstone Management Corporation, a Delaware Corporation (the “Adviser”), Gladstone Administration, LLC, a Delaware limited liability company (the “Administrator”) and Cantor Fitzgerald & Co. (“Cantor”);

Gladstone Investment Corporation

August 29, 2018

6. The Sales Agreement, dated February 22, 2018, by and among the Company, the Adviser, the Administrator and Ladenburg Thalmann & Co. Inc. (“Ladenburg”);

7. The Sales Agreement, dated February 22, 2018, by and among the Company, the Adviser, the Administrator and Wedbush Securities Inc. (together with Cantor and Ladenburg, the “Sales Agents”) (together with each of the agreements listed in clauses (5) and (6) above, the “Sales Agreements”);

8. A certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, dated as of a recent date;

9. Resolutions adopted by the Board of Directors of the Company (the “Resolutions”), relating to, among other matters, (a) the authorization of the execution, delivery and performance by the Company of the Sales Agreements, (b) the sale, pricing, time period and issuance of the Shares and (c) the delegation to certain officers of the Company (the “Authorized Officers”) of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold by the Sales Agents, from time-to-time pursuant to the Sales Agreements, certified as of the date hereof by an officer of the Company;

10. A certificate executed by an officer of the Company, dated as of the date hereof; and

11. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Gladstone Investment Corporation

August 29, 2018

5. Upon the issuance of any of the Shares, (A) the total number of shares of common stock issued and outstanding will not exceed the total number of shares of common stock authorized under the Certificate of Incorporation of the Company, and (B) the Company will not issue more than 10,000,000 Shares pursuant to the Sales Agreements.

6. The Shares are issued within the time period approved by the Board of Directors and for a price per share equal to or greater than the minimum price authorized by the Company’s Board of Directors prior to the date hereof (the “Minimum Price”) and, in the future, the Company does not issue shares of common stock or reduce the total number of shares of common stock that the Company is authorized to issue under the Certificate of Incorporation, such that the number of authorized but unissued shares of common stock under the Certificate of Incorporation, is less than the number of unissued Shares that may be issued for the Minimum Price.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated under the Delaware General Corporation Law and is in good standing and has a legal corporate existence with the Secretary of State of the State of Delaware.

2. The issuance of the Shares has been duly authorized and, when and to the extent issued against payment therefor in accordance with the Registration Statement, the Prospectus Supplement, the Sales Agreements and the Resolutions and any instructions from the Authorized Officers, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the Delaware General Corporation Law and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws or the 1940 Act, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Delaware, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Sincerely,

/s/ Bass, Berry & Sims, PLC